Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

AUGUST 1, 2016

Seventy Seven Energy Inc. Emerges From Chapter 11 Bankruptcy

•	Pre-Packaged Bankruptcy Process Successfully Completed with $1.1 Billion of Existing Debt Converted into New Common Equity

Oklahoma City, OK – August 1, 2016 – Seventy Seven Energy Inc. (the “Company”) today announced that it has successfully completed its prepackaged restructuring and recapitalization and emerged from Chapter 11 bankruptcy protection. The Company, whose Chapter 11 plan of reorganization was confirmed by the United States Bankruptcy Court for the District of Delaware on July 14, 2016, completed the process in less than two months.

The Company’s execution of the balance sheet restructuring resulted in a conversion of approximately $1.1 billion of pre-petition debt into equity. As previously announced, the Company was able to complete the restructuring with no disruption to its employees, customers, suppliers and operations.

“The rapid completion of the bankruptcy process and today’s emergence from Chapter 11 represent the final step forward in our financial restructuring,” Chief Executive Officer Jerry Winchester said. “I would like to thank all of our employees, customers, vendors and other stakeholders for their dedication and support through this process. We look forward to continuing these relationships for years to come.”

Jerry Winchester continued: “We will now be able to focus completely on maximizing our operational strengths and assets to grow our business as the market recovers. We are very enthusiastic about the future of the Company.”

The Company anticipates that its common stock will be traded over the counter pending listing on a major exchange at some point in the future. The Company has set up a toll-free information line to answer stakeholder questions. The information line can be accessed by calling 844-224-1136 (internationally 1-917-962-8386). Additional information about the restructuring and debt agreements will be provided in an 8-K, which can be viewed on the Company’s website or the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov. The Company has also posted information and bios regarding the Company’s new Board of Directors on its website at www.77NRG.com.

Seventy Seven Energy Inc. has been advised through this process by the law firms of Baker Botts and Morris, Nichols, Arsht & Tunnell, investment bank Lazard Freres and financial advisor Alvarez & Marsal.

CONTACT Bob Jarvis 405-608-7730 IR@77nrg.com	SEVENTY SEVEN ENERGY INC 777 NW 63rd St. Oklahoma City, OK 73116

News Release

About Seventy Seven Energy Inc.

Headquartered in Oklahoma City, SSE provides a wide range of wellsite services and equipment to U.S. land-based exploration and production customers. SSE’s services include drilling, hydraulic fracturing and oilfield rentals and its operations are geographically diversified across many of the most active oil and natural gas plays in the onshore U.S., including the Anadarko and Permian basins and the Eagle Ford, Haynesville, Marcellus, Niobrara and Utica shales. For additional information about SSE, please visit our website at www.77nrg.com, where we routinely post announcements, updates, events, investor information and presentations and recent news releases.

This news release contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “believe,” “ensure”, “will” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, including with respect to our capital structure, corporate valuation, future financial position and capital resources, operations, performance and growth. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas industry; and costs and availability of resources.

For additional information regarding known material factors that could cause our actual results to differ from our present expectations and projected results, please see our filings with the U.S. Securities and Exchange Commission (“SEC”), including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q, and our Annual Reports on Form 10-K.

Readers are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

CONTACT Bob Jarvis 405-608-7730 IR@77nrg.com	SEVENTY SEVEN ENERGY INC 777 NW 63rd St. Oklahoma City, OK 73116